Exhibit 99.1

COMSTOCK

Comstock Reports First Quarter 2024 Results

Significant managed portfolio expansion continues recent growth trajectory

- **Revenue increased 4% to $10.6 million; 15th consecutive period of year-over-year growth**
  - **45% increase in recurring fee-based Property & Parking Management revenue**
  - **20 additional AUM vs. prior year, including 12 new third-party ParkX contracts**
- **Net income of $0.9 million, an increase of 21% vs. prior year; Adjusted EBITDA of $1.5 million**
- **10 commercial leases executed in Q124, including 7 new tenants; Commercial portfolio expansion includes delivery of first trophy-class office tower in The Row at Reston Station, expanding capacity for new leasing activity**
- **Residential managed portfolio 96% leased; in-place rent growth of 7% vs. prior year**

RESTON, Va. — May 14, 2024 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the first quarter ended March 31, 2024.

"In Q1 we achieved comparative revenue growth for the 15th consecutive quarter as expected thanks to versatility of our business model," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "Our impressive increase in fee-based property and parking management revenue will drive future results, thanks particularly to the efforts of our rapidly growing ParkX team. The high-quality assets in our managed portfolio remain in demand, best evidenced by our ability to sign 5 new tenants in Q1 at The Hartford in Arlington's vibrant Clarendon neighborhood. Finally, we reached a significant milestone this quarter with the initial delivery of managed assets from The Row at Reston Station, the $1.3 billion development that will drive our next significant growth phase. I am pleased with our first quarter progress and look forward to adding to our success story throughout the remainder of 2024."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q1 2024	Q1 2023
Revenue	$ 10,638	$ 10,275
Net income	910	754
Adjusted EBITDA	$ 1,486	$ 1,626
Net income per share — diluted	$ 0.09	$ 0.07
Managed Portfolio - # of assets	65	45

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

Additional Information

- Managed commercial portfolio leased percentage for stabilized assets of 93% (excludes newly delivered office tower from The Row at Reston Station); executed 10 commercial leases representing over 40,000 square feet.

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• Managed residential portfolio leased percentage of 96%, up 3% vs. Q123; more than 170 units leased in Q124. • ParkX total revenue grew 44% vs. the prior year due to rapid expansion of ParkX managed portfolio that now includes 3 new garages and 15 new contracts (12 with third-party owners). • Significant construction progress made on The Row at Reston Station development that will deliver 4 new buildings representing 1.2 million square feet and a 1,200-plus space parking garage over the next 12 to 24 months. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. Investor Contact Media Contact Christopher Guthrie publicrelations@comstock.com Executive Vice President & Chief Financial Officer 301-785-6327 cguthrie@comstock.com 703-230-1292 2

March 31, December 31, 2024 2023 Assets Current assets: Cash and cash equivalents $ 16,222 $ 18,788 Accounts receivable, net 387 496 Accounts receivable - related parties 4,862 4,749 Prepaid expenses and other current assets 609 353 Total current assets 22,080 24,386 Fixed assets, net 608 478 Intangible assets 144 144 Leasehold improvements, net 82 89 Investments in real estate ventures 6,328 7,077 Operating lease assets 6,575 6,790 Deferred income taxes, net 10,675 10,885 Deferred compensation plan assets 324 53 Other assets 30 37 Total assets $ 46,846 $ 49,939 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 778 $ 4,681 Accounts payable and accrued liabilities 898 838 Current operating lease liabilities 871 854 Total current liabilities 2,547 6,373 Deferred compensation plan liabilities 324 77 Operating lease liabilities 6,047 6,273 Total liabilities 8,918 12,723 Stockholders' equity: Class A common stock 96 94 Class B common stock 2 2 Additional paid-in capital 201,912 202,112 Treasury stock (2,662) (2,662) Accumulated deficit (161,420) (162,330) Total stockholders' equity 37,928 37,216 Total liabilities and stockholders' equity $ 46,846 $ 49,939 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended March 31, 2024 2023 Revenue $ 10,638 $ 10,275 Operating costs and expenses: Cost of revenue 8,885 8,323 Selling, general, and administrative 535 564 Depreciation and amortization 68 67 Total operating costs and expenses 9,488 8,954 Income (loss) from operations 1,150 1,321 Other income (expense): Interest income 141 — Gain (loss) on real estate ventures (193) (411) Other income (expense), net 22 — Income (loss) from operations before income tax 1,120 910 Provision for (benefit from) income tax 210 156 Net income (loss) $ 910 $ 754 Weighted-average common stock outstanding: Basic 9,794 9,583 Diluted 10,169 10,069 Net income (loss) per share: Basic $ 0.09 $ 0.08 Diluted $ 0.09 $ 0.07 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended March 31, 2024 2023 Net income (loss) $ 910 $ 754 Interest income (141) — Income taxes 210 156 Depreciation and amortization 68 67 Stock-based compensation 246 238 (Gain) loss on real estate ventures 193 411 Adjusted EBITDA $ 1,486 $ 1,626 The $0.1 million decrease in Adjusted EBITDA is primarily driven by higher supplemental revenue from leasing finders' fees in 2023, partially offset by an increase in recurring fee-based property management revenue in the current period. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5